Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-139615, 333-139617, 333-139961, and 333-149208) and Form S-3 (Nos. 333-132909, 333-142925, and 333-150752) of General Moly, Inc. of our report dated February 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado

February 27, 2009